SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                   December 20, 2002

REMEC, INC.

(Exact name of Registrant as Specified in Charter)

California	01-16541	95-3814301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3790 Via de la Valle, Suite 311, Del Mar, California	92014
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code	(858) 505-3713

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 2 (Acquisition or Disposition of Assets) and Item 5 (Other Events and Required FD Disclosure)

On December 20, 2002, REMEC, Inc. (“REMEC”) completed its acquisition of Spectrian Corporation (“Spectrian”).  Pursuant to the terms of  Amended and Restated Agreement and Plan of Merger and Reorganization dated as of October 29, 2002 (the “Merger Agreement”), among REMEC, Spectrian and REEF Acquisition Corp., a wholly owned subsidiary of REMEC (“Merger Sub”), Merger Sub was merged with and into Spectrian with Spectrian continuing as the surviving corporation and a wholly owned subsidiary of REMEC (the “Merger”).

As a result of the Merger, (i) each share of Spectrian common stock outstanding at the effective time of the Merger was converted into the right to receive one share of REMEC common stock and (ii) Spectrian’s common stock was delisted from the Nasdaq National Market.  REMEC common stock will continue to be quoted on the Nasdaq National Market under the symbol “REMC”.

In connection with the Merger and the transactions contemplated by the Merger Agreement, REMEC filed a registration statement on Form S-4 (File No. 333-90882) (the “Registration Statement”) with the Securities and Exchange Commission.  The Registration Statement was declared effective on November 15, 2002.  The Joint Proxy Statement/Prospectus of REMEC and Spectrian included in the Registration Statement contains additional information about Merger.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements of the business acquired were previously filed as part of, or were incorporated by reference into, the Registrant’s Registration Statement on Form S-4/A filed on November 15, 2002, File No. 333-90882.

(b)	Pro Forma Financial Information.

The pro forma financial information previously was filed as part of the Registrant’s Registration Statement on Form S-4/A filed on November 15, 2002, File No. 333-90882.

(c)                                  Exhibits.

2.1                                 Amended and Restated Agreement and Plan of Merger and Reorganization among REMEC, Inc., a California corporation, REEF Acquisition Corp., a Delaware corporation and Spectrian Corporation, a Delaware corporation, dated as of October 29, 2002. (Incorporated by reference to Registrant’s Registration Statement on Form S-4/A filed on November, 2002, File No. 333-90882.)

99.1                           Press release dated December 20, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEC, INC.

By:	/s/ Donald J. Wilkins
Donald J. Wilkins
Vice President, General Counsel and Secretary

Date:  December 20, 2002